Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin Koch, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, (1) the Quarterly Report on Form 10-Q of Edgewise Therapeutics, Inc. for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Edgewise Therapeutics, Inc.

/s/ Kevin Koch
Kevin Koch
Chief Executive Officer and Director (Principal Executive Officer)
Date: August 6, 2026